Exhibit 99.1

Appendix 3E
Daily share buy-back notice
(except minimum holding buy-back and
selective buy-back)

Information and documents given to ASX become ASX's property and may be made public.
Introduced 1/9/99. Origin: rule 3.6, Appendix 7C. Amended 30/9/2001.

Name of entity	ARBN
NEWS CORPORATION	111 480 561

We (the entity) give ASX the following information.
Information about buy-back

1	Type of buy-back	ON MARKET
2	Date Appendix 3C was given to ASX	14 JUNE 2005

 Total of all shares bought back, or in relation to which acceptances have been received, before, and on, previous day
		Before previous day	Previous day
3	Number of shares bought back or if buy-back is an equal access scheme, in relation to which acceptances have been received	NYSE 21,448,400 CLASS B 74,147,400 CLASS A ASX 24,272,965 CLASS B 5,471,760 CLASS A	NYSE 436,000 CLASS B 500,000 CLASS A ASX 55,000 CLASS B 0 CLASS A
4	Total consideration paid or payable for the shares	NYSE US$351,451,009 CLASS B US$1,163,552,859 CLASS A ASX A$553,686,665 CLASS B A$118,119,283 CLASS A	NYSE US$7,598,695 CLASS B US$8,237,550 CLASS A ASX A$1,293,050 CLASS B A$0 CLASS A
		Before previous day	Previous day
5	If buy-back is an on-market buy-back

NYSE-CLASS B
highest price paid: US$17.77
date: 16 JUNE 2005

lowest price paid: US$15.01
date: 17 NOVEMBER 2005

NYSE-CLASS A
highest price paid: US$16.99
date: 22 JUNE 2005

lowest price paid: US$14.29
date: 17 NOVEMBER 2005

ASX-CLASS B
highest price paid: A$23.55
date: 6 MARCH 2006

lowest price paid: A$21.08
date: 6 DECEMBER 2005

ASX-CLASS A
highest price paid: A$22.07
date: 23 FEBRUARY 2006

lowest price paid: A$20.334
date: 26 SEPTEMBER 2005

NYSE-CLASS B
highest price paid: US$17.47
lowest price paid: US$17.35

NYSE-CLASS A
highest price paid: US$16.52
lowest price paid: US$16.41

ASX-CLASS B
highest price paid: A$23.51
lowest price paid: A$23.51

ASX-CLASS A
highest price paid: NA
lowest price paid: NA

highest price allowed under rule 7.33:

ASX-CLASS B
A$24.48

ASX-CLASS A
NA

Participation by directors
6	Deleted 30/9/2001.

 How many shares may still be bought back?

7	If the company has disclosed an intention to buy back a maximum number of shares - the remaining number of shares to be bought back

 Compliance statement

1. The company is in compliance with all Corporations Act requirements relevant to this buy-back.
2. There is no information that the listing rules require to be disclosed that has not already been disclosed, or is not contained in, or attached to, this form.

Sign here: /s/ Robert K. Moon
Date: 8 March 2006
(Assistant Secretary-Australia)

Print name: Robert K Moon